UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported)       November 1, 2006

PROQUEST COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-3246	36-3580106

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

777 Eisenhower Parkway, PO Box 1346	48106-1346

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code      (734) 761-4700

Not Applicable

(Former name or former address, if changed since last report)

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

A. Stock and Asset Purchase Agreement

On October 23, 2006, ProQuest Company (the “Company”) announced that it had entered into a Stock and Asset Purchase Agreement (the “Agreement”), with Snap-On Incorporated (“Buyer”) pursuant to which the Company agreed to sell its Business Solutions business (“PQBS”) to Buyer. On November 1, 2006, the Company and Buyer entered into an Amendment No. 1 to Stock and Asset Purchase Agreement (the “Amendment”). The following summary description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment filed as Exhibit 10.1, which exhibit is incorporated herein by reference.

Under the terms of the Amendment, the parties agreed to increase the base price under the Agreement from $480,727,000 to $508,000,000. In addition, the Amendment deletes certain provisions of the Agreement that permitted the Company to discuss, negotiate and execute a proposal to purchase PQBS or the Company that the Board of Directors of the Company concluded was more favorable to the Company than the terms of the Agreement (“Superior Proposal”). Also, the Amendment deletes certain provisions allowing the Company to pay a $10,000,000 fee to Buyer and to terminate the Agreement in favor of a Superior Proposal.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits

10.1 Amendment No. 1 to Stock and Asset Purchase Agreement by and between ProQuest Company and Snap-On Incorporated dated as of November 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROQUEST COMPANY

(Registrant)

DATE November 6, 2006	BY	/s/ Todd Buchardt

Todd Buchardt
Senior Vice President and General Counsel